Exhibit 19.1
GENERAL MILLS, INC.
Insider Trading Policy for
Directors and Officers
EXECUTIVE SUMMARY
❖
Under federal securities laws, you may not buy or sell Company securities (stock or debt)
when

you

have

material

information

about

the

Company

that

has

not

been

publicly
disclosed.
❖
Members

of

the

board

of

directors

(“Directors”)

and

executive

officers

subject

to

the
reporting

requirements

of

Section

16

of

the

Securities

Exchange

Act

(“Executive
Officers”)

of

the

Company

are

required

to

pre-clear

with

the

Corporate

Secretary’s
Office all transactions in Company securities.

If there is important information

about the
Company that has

not been publicly

announced, you may

be advised that

the transaction
cannot be completed at that time.
❖
Directors,

officers

and

certain

members of

the

Company’s

finance

and

communications
organizations

are subject to

“blackout” periods around

the release of

quarterly financial
results and

other ad hoc

blackout periods during

which they are

prohibited

from trading
in Company securities.
❖
It

is

a

violation

of

insider

trading

laws

and

Company

policy

if

you

share

material
nonpublic information about the Company with friends, family members or others who do not

need

the

information

as

part

of

their

work

for

the

Company

and

they

trade

in
Company securities before the information is publicly disclosed.
❖
You

may

not

hedge

or

otherwise

use

derivatives

or

other

agreements

to

monetize

your
interest

in

Company

securities.

Directors

and

Executive

Officers

may

not

pledge

their
Company securities.

Officers who

are

not Executive

Officers may

only pledge

Company
securities outside

of margin

accounts.

You

are

advised to

avoid placing

multi-day limit
orders covering

Company securities without

entering into an

appropriate written

trading
plan.
❖
The

consequences

of

violating

insider

trading

laws

and

related

Company

policies

are
severe

and

can

include

civil

penalties,

criminal

penalties,

jail

terms

and

disciplinary
action.
This policy

establishes guidelines

for Directors

and

officers

of General

Mills,

Inc. (the

“Company”)

to follow
when purchasing

or selling

Company stock

or debt.

These guidelines

impose certain restrictions

on the

timing
and execution

of transactions

in the

Company’s

securities.

From time

to time,

significant developments

at the
Company

may

result

in

further restrictions

on

your

ability

to

buy

or

sell Company

securities.

Early

planning
and the

use of

trading plans

can help

you manage

your transactions

within the

requirements of

this policy

and
reduce the risk of insider trading violations.
Prohibition

on Trading with Material Nonpublic Information

Background
Federal securities

laws

make it

unlawful to

buy

or sell

Company securities

on the

basis of

material

nonpublic
information

(“inside

information”)

or

to

pass

such

information

along

to

another

person

who

engages

in

such
trades (i.e.,

tipping).

Moreover,

it is

unlawful to

attempt to

take any

economic or

other personal

advantage of
such

information.

This

means

that

each

Director,

officer

and

employee

who

is

aware

of

material

nonpublic
information

must

not

permit

any

member

of

his

or

her

immediate

family

living

in

his

or

her

household

(a
“Family Member”), anyone acting

on his or

her behalf, any entity

controlled by him

or her,

or anyone to whom
he or she has disclosed the inside information to buy or

sell Company securities until the information is publicly
disclosed.
A

person

who

has

material

nonpublic

information

at

the

time

he

or

she

makes

a

trade

in

Company

securities
will be deemed

to have traded

“based on” such

information even if

the inside information

was not a

significant
or

determining

factor

in

his

or

her

decision

to

buy

or

sell

the

securities.

Therefore,

you

must

not

trade

in
Company securities anytime you are aware of material nonpublic information.
Transactions in Company securities will be

viewed by regulators with the benefit of hindsight.

Before engaging
in

any

transactions

in

Company

securities,

you

should

carefully

consider

how

regulators

might

view

your
trading in hindsight.
If you trade in Company securities while in possession of inside information, then you may be subject to private
lawsuits

and

civil

and

criminal

proceedings

by

the

Securities

and

Exchange

Commission

(the

“SEC”).

The
potential

civil

and

criminal

penalties

for

insider

trading

can

be

severe.

Violations

of

the

Company’s

insider
trading policies may also result in disciplinary action, including termination.
Providing Inside Information to Others
Company policy

prohibits you

from disclosing

Company proprietary

information to

others except

as permitted
by

the

Company’s

Information

Protection

and

Classification

Standard.

If

you

provide

material

nonpublic
information

to

others

who

subsequently

trade

in

Company

securities,

then

both

you

and

the

recipient

of

such
information can potentially be held liable for violating insider trading laws.
Material Information
Information

is

deemed

“material”

when

there

is

a

substantial

likelihood

that

a

reasonable

investor

would
consider the information important in

deciding whether to buy,

hold or sell securities.

In short, any information
that

could

reasonably

affect

the

price

of

Company

securities

is

material.

Some

examples

of

Company
information that may be material are:
● Earnings forecasts or results;
● Significant mergers, acquisitions, divestitures or joint ventures;
● Changes in dividend policy;
● Significant actual or threatened litigation or governmental investigations;
● Significant labor disputes or plant shutdowns;
● Senior management changes;
● Significant product recalls;
● Significant marketing changes or price changes on major products;
● Securities offerings, stock splits or significant borrowings; and
● Severe financial liquidity problems.

Nonpublic Information
Information is

“nonpublic” until

(i) it

has been

disclosed by

the Company

to the

marketplace through

a major
newswire service

or a

filing with

the SEC

and (ii) adequate

time has

passed for

the information

to be

absorbed
by investors.

Information is considered nonpublic for one full trading day after the Company has disclosed it.
Pre-clearance of Transactions
If

you

are

a

Director

or

Executive

Officer,

you

must

pre-clear

with

the

Corporate

Secretary’s

Office

every
transaction involving

Company securities

by you,

your Family

Members and

an entity

or trust

in which

you or
your Family Members

have an interest

or control.

Pre-clearance is required

to determine whether

there are any
restrictions

on

engaging

in

the

transaction

at

that

time

and

will

help

you

avoid

the

appearance

of

trading

on
inside

information.

Pre-clearance

will

also

trigger

the

process

to

assure

compliance

with

applicable

SEC
reporting obligations

(Section 16

and Rule

144) and

help you

avoid inadvertently

engaging in

a “short

swing”
transaction (buying or selling a Company security within six months of an “opposite way” transaction).
The

pre-clearance

obligations

apply

to

all

transactions

in

Company

securities,

including

open-market
transactions,

exercises

of

stock

options,

transactions

in

the

Company’s

401(k),

Deferred

Compensation

and
Supplemental

Savings

Plans

(except

for

Exempt

Transactions

discussed

below),

and

gifts.

Directors

and
Executive

Officers

must

also

pre-clear

the

establishment

of

any

Rule

10b5-1

trading

plan

covering

Company
securities.
If

the

Corporate

Secretary’s

Office

advises

you

that

a

transaction

in

Company securities

may

occur,

then

you
may

proceed

with

the

proposed

transaction

so

long

as

it

occurs

by

the

end

of

the

next

trading

day

after

you
receive the

response.

If

the Corporate

Secretary’s

Office

advises you

that

the transaction

may

not

occur,

you
may

not

proceed

with

the

proposed

transaction.

You

should

keep

any

such

response

confidential

to

avoid
signaling

to

others

(including

brokers

and

financial

planners)

that

a

material

event

may

have

occurred.

It

is
therefore important that

you pre-clear any proposed

transaction before discussing it

with your broker.

Advance
planning

and

the

use

of

approved

trading

plans

can

reduce

the

potential

that

you

will

be

prevented

from
completing your proposed transaction.

This can be particularly important for time sensitive transactions such as
broker assisted cashless exercises of expiring stock options.
Planning the Timing of Your

Transactions
Blackout Periods
Company

policy

prohibits

Directors,

officers

and

certain

members

of

the

Company’s

finance

and
communications organizations

from trading

in Company

securities starting

the Monday

before the

end of

each
fiscal quarter until one full trading day after the

Company publicly announces financial results for the

preceding
fiscal

quarter.

You

will

receive

a

quarterly

memorandum

from

the

Corporate

Secretary’s

Office

if

you

are
subject to these

trading restrictions.

The Company

may also impose

trading restrictions

in other

circumstances
(i.e.,

intra-quarter

changes

in

earnings

guidance,

acquisition

or

disposition

activity,

etc.)

when

material
nonpublic

information

is

known

within

the

Company.

You

must

not

disclose

the

imposition

of

any

ad

hoc
trading restrictions

to others

(including brokers

and financial

planners) to

avoid signaling

that a

material event
may have occurred.
Even if

you are

not subject

to any

trading restrictions,

you must

refrain from

trading in

Company securities

if
you possess material nonpublic information.
Rule 10b5-1 Trading Plans

Purchases or

sales of

Company

securities that

are made

pursuant to

an approved

Rule 10b5-1

trading

plan are
not

subject

to

(i)

the

prohibition

on

trading

when

you

have

inside

information,

(ii)

the

restriction

on

trading
during blackout periods or (iii) the trading pre-clearance procedures contained in this policy.
When properly

drafted and

implemented, a

Rule 10b5-1

trading plan

protects you

from insider

trading liability
under

the

federal

securities

laws.

A

Rule

10b5-1

trading

plan

must

be

entered

into

with

a

broker

at

a

time
(outside

of

a

blackout

period)

when

you

are

not

aware

of

material

nonpublic

information.

A
Rule

10b5-1
trading plan executed by a Director or Executive Officer must prohibit trades from occurring until the later of (i)
90 days after

the plan is

adopted and (ii)

two business

days after the

10-Q or

10-K is filed

by the

Company for
the fiscal

quarter in

which the

plan is

adopted (not

to exceed

120 days).

A Rule

10b5-1 trading

plan executed
by any officer other than an Executive Officer

must prohibit trades from occurring until 30 days after

the plan is
adopted.

Once

the

plan

is

adopted,

you

must

not

exercise

any

influence

over

the

amount

of

securities

to

be
traded, the price at which securities are to be traded or the dates of trades.

The plan must be in writing and must
either

specify

(including

by

formula)

the

amount,

pricing

and

timing

of

transactions

in

advance

or

delegate
discretion on those matters to an independent third party.
SEC rules impose several other restrictions on Rule 10b5-1 trading plans, including the following:
● A person generally may only have one active plan at any time (no overlapping plans);
● A person may only have one single-trade plan in any 12-month period;
● A person must act in good faith with respect to the plan; and
●
The plan

trading delay

discussed in

the foregoing

paragraph must

be observed

in connection

with most
plan modifications.
All

Rule

10b5-1

trading

plans

adopted

or

amended

by

Directors

and

Executive

Officers

must

be

approved

in
advance by the Corporate Secretary’s Office .
Securities and Transactions Covered

by this Policy
Company Granted Stock Options
Even

if

you

possess

material

nonpublic

information,

you

may

exercise

stock

options

granted

to

you

by

the
Company,

but

you

must

hold

the

shares

received

upon

such

exercise

until

the

inside

information

is

publicly
disclosed.

Stock option exercises are not covered by insider trading laws because no third-party is involved in a
purchase or

sale of

the shares

of stock.

You

may also

pay the

exercise price

of, and

withholding taxes

related
to,

a

stock

option

with previously

owned

shares

of

Company

stock

while

in

possession

of

inside information.

However,

you

may

not

engage

in

a

broker

assisted

cashless

option

exercise

while

in

possession

of

inside
information because

this results

in an

open market

sale of

Company stock

to fund

the payment

of the

exercise
price.
401(k) Savings Plan, Supplemental Savings Plan and Deferred Compensation Plan
The

restrictions

in

this

policy

do

not

apply

to

regularly

scheduled

purchases

of

Company

stock

in

the
Company’s

401(k)

Savings

Plan,

Supplemental

Savings

Plan

or

Deferred

Compensation

Plan

resulting

from
periodic

contributions

pursuant

to

your

payroll

deduction

election

or

Company

contributions

(“Exempt
Transactions”).

The restrictions

in this

policy do

apply to

the following

transactions in

the Company’s

401(k)
Savings Plan, Supplemental Savings Plan and Deferred Compensation Plan:
●
Increases in

the

amount you

elect to

apply to

the

purchase of

Company stock

(including the

Company
Stock Fund and ESOP funds);
● Intra-plan transfers into or out of any investment in Company stock;

●
Elections

to

borrow

money

against

your

401(k)

plan

account

if

the

loan

will

result

in

a

liquidation

of
some or all of your investment in Company stock; and
●
Elections to prepay

a loan

in your 401(k)

plan account

if the prepayment

will result in

a change in

your
investment in Company stock.
Prohibited Transactions
Company policy prohibits you from:
● engaging in “short sales” of Company securities (i.e., borrowing securities for sale);
● writing options covering Company securities (i.e., puts and calls); and
●
hedging

or

otherwise

monetizing

(using

exchange

trusts,

prepaid

variable

forwards,

equity

swaps,
forwards or any other derivative instruments) your interest in Company securities.
Directors

and

Executive

Officers

are

also

prohibited

from

pledging

Company

securities

as

collateral

for

any
loan.

Officers

who

are

not

Executive

Officers

may

only

pledge

Company

securities

as

collateral

for

loans
outside of margin accounts.
Standing Orders
You

should

avoid

placing

multi-day

standing

orders

to

buy

or

sell

Company

securities

at

a

particular

price
because

these

can

be

triggered

when

you

are

in

possession

of

inside

information.

You

may

avoid

these
concerns

by

establishing

a

formal

written

Rule

10b5-1

trading

plan

with

your

broker.

Standing

limit

orders
must be cancelled before the start of every trading blackout period.
Gifts
Gifts of Company securities are not permitted

during blackout periods, or when a

Director or officer is

aware of
material non-public

information,

if the

donor knows,

or should

know,

that the

recipient will

sell the

securities
before

any

material

non-public

information

is

disclosed.

All

gifts

of

Company

securities

by

Directors

and
Executive Officers are subject to the pre-clearance requirements in this policy.
Transferring Securities
If you

transfer Company

securities between

accounts within

the same

brokerage firm

or between

two different
brokerage firms, you

must determine

whether any

fractional shares held

in the

account will be

liquidated at

the
time of

transfer.

If fractional

Company securities

will be

liquidated at

the time

of transfer,

you must

treat the
transaction as an open market sale and adhere to the requirements of this policy with respect to such transaction.
Securities of Other Companies
You

may not trade or recommend

that others trade in the

securities of another company if,

in the course of your
employment, you learn

confidential information about

the other company

that is

likely to

affect the

value of its
securities.

This information must be kept confidential and should

only be shared with others on a need-to-know
basis in compliance with Company policies.
Questions
If

you

have

any

doubts

as

to

your

responsibilities

under

this

policy,

seek

clarification

and

guidance

from

the
Corporate

Secretary’s

Office

before

you

act.

For

issues

or

questions

related

to

this

policy,

or

to

pre-clear
transactions,

contact

Karen

Wilson

Thissen

(763-764-2455),

Ben

Backberg

(763-764-4593)

or

Chris

Rauschl
(763-293-3974).

GENERAL

MILLS

POLICY
CP-15 Insider Trading
SCOPE
:

Global
PURPOSE
Securities laws prohibit employees from trading Company stock when they have material, non-public information
about the Company.

To ensure compliance with applicable laws, and to protect the Company’s reputation, the
Company has adopted rules governing trading in Company stock.

RESPONSIBILITIES

AND

REQUIREMENTS
1.
An employee may not trade Company stock when he or she has material, non-public

(“inside”) information
about the Company.

o
Information is considered “material” if a reasonable investor would consider it important in making a
decision to buy, hold or sell stock.

Examples of material information include dividend actions,
financial results or projections, acquisitions or dispositions of businesses,

major new product
innovations, significant research advances, senior management changes,

significant price changes on
major products, product recalls, major plant shutdowns and major marketing changes.
o
Information is considered “public” one full trading day after it has received wide dissemination in the
press.

2.

An employee must prevent family members living in the employee’s household from trading Company stock when the employee has inside information about the Company.
3.
An employee may not trade in the securities of other public companies

(for example, a General Mills supplier
or customer) about which the employee learns material, non-public information through his or her employment
with the Company.
4.
Company policy prohibits the sharing of non-public Company information with others in the absence of a
legitimate business purpose and an appropriate confidentiality arrangement.

An employee may violate insider
trading laws if he or she shares material, non-public information about the Company with someone who
subsequently trades in Company stock.
5.
An employee may never (whether or not the employee has inside information)

engage in a short sale of, or a
transaction involving exchange-traded options (i.e. puts or calls)

on, Company stock.
6.
Officers and members of the Board of Directors of the Company are subject to additional restrictions on trading
Company stock, which are included in the Insider Trading Policy for Directors and Officers.
RAISE

A

QUESTION/REPORT

A

VIOLATION

Contact Ethics & Compliance at 763-764-6693 or ethics@genmills.com for questions on this policy.
If you know of or suspect a violation of this policy, contact Ethics & Compliance at ethics@genmills.com or 763-764-
6693.

You

can also raise questions or make a report through the Ethics Line at
www.generalmillsethics.com or call
toll-free 1-800-210-2878. Dialing instructions for locations outside the U.S. are available at the
www.generalmillsethics.com

site.

The Ethics Line allows you to remain anonymous (where

allowed by law).

General
Mills prohibits retaliation for good faith reports of suspected misconduct.